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                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36631), Form S-3 (No. 333-17035), Form S-3 (No. 033-59703),
Form S-3 (No. 033-54007), Form S-3 (No. 333-68840), Form S-8 (No. 333-53199),
Form S-8 (No. 333-22371), and Form S-8 (No. 333-22167), of M.D.C. Holdings, Inc.
and in the related Prospectuses of our report dated January 9, 2002, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.




/s/ Ernst & Young LLP

Denver, Colorado
February 18, 2002